EXHIBIT 99.1

TF Financial Corporation Reports Third Quarter 2007 Results and Quarterly Dividend

NEWTOWN, Pa., Oct. 25, 2007 (PRIME NEWSWIRE) -- TF Financial Corporation (Nasdaq:THRD) today reported net income of $1,188,000 ($0.44 per diluted share) for the third quarter of 2007, compared with $1,412,000 ($0.52 per diluted share) for the third quarter of 2006. Net income for the nine month period ended September 30, 2007 was $3,623,000 ($1.32 per diluted share) compared with $4,059,000 ($1.49 per diluted share) for the first nine months of 2006. The Company also announced that its Board of Directors declared a quarterly dividend of $0.20 per share, payable November 15, 2007 to shareholders of record on November 8, 2007.

Highlights for the current quarter included:

 -- Interest income was essentially unchanged from the third quarter of 2006, but increased by $305,000 or 3.2% from the second quarter of 2007. Total loans were $511.2 million at September 30, 2007 a
    2.2% increase compared with $500.0 million at June 30, 2007 and a
    5.5% increase compared with $484.5 million at the beginning of
    2007. The Company continues to experience good loan demand, and is essentially untouched by the recent issues related to subprime lending.
 -- Total retail deposits, which exclude broker CD's, decreased by 2.2%
    to $472.5 million from $483.1 million at June 30, 2007 but are still up by 1.3% from $466.4 million at the beginning of 2007.
    However, intense competition and the persistently flat yield curve during the majority of the period continued to adversely affect the cost of deposits, as deposit interest expense increased by 46 basis points during the third quarter of 2007 compared with the year earlier quarter and by 9 basis points as compared with the second quarter of 2007.
 -- The Company's net interest margin was 3.20% during the quarter ended September 30, 2007 compared with 3.59% during the third quarter of 2006 and 3.25% during the second quarter of 2007, with the decreases predominately attributable to the increase in deposit interest cost.
 -- Non-performing loans decreased by $2.2 million during the quarter due to two real estate secured credits which were returned to performing status.
 -- Non-interest income decreased by $105,000 compared with the third quarter of 2006 mainly due to lower gains on sale of loans.
    Operating expenses decreased by $313,000 during the quarter compared with the prior year period mainly due to a reduction in advertising expenses.
 -- Dividends paid in the quarter were $0.20 per share, up 5.3% from the $0.19 per share paid during the third quarter of 2006.

Commenting on the performance of the company, President Kent C. Lufkin stated that, "We continue to feel the impact of the margin-compression that has occurred over the past 18 months. Managing our earnings and asset quality during this challenging time is our top priority. Recognizing that our ability to influence interest rates is limited, we have taken proactive steps to further control and reduce operating expenses as well as generate a growing stream of non-interest income."

TF Financial Corporation is a holding company whose principal subsidiary is Third Federal Bank, which operates 15 full service retail and commercial banking offices in Philadelphia and Bucks County, Pennsylvania and in Mercer County, New Jersey. In addition, the Bank's website can be found at www.thirdfedbank.com. Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by TF Financial Corporation with the Securities and Exchange Commission from time to time. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

 TF FINANCIAL CORPORATION
 UNAUDITED FINANCIAL INFORMATION
      (dollars in thousands except per share data)

                                            THREE MONTHS
                                            ------------           INC
                                      9/30/2007     9/30/2006     (DEC)
                                      ---------     ---------
 EARNINGS SUMMARY

   Interest income                    $  9,720      $  9,611       1.1%
   Interest expense                      4,741         4,093      15.8%
   Net interest income                   4,979         5,518      -9.8%
   Loan loss provision                       0             0       0.0%
   Non-interest income                     708           813     -12.9%
   Non-interest expense                  4,057         4,370      -7.2%
   Income taxes                            442           549     -19.5%
   Net income                         $  1,188      $  1,412     -15.9%

 PER SHARE INFORMATION

  Earnings per share, basic           $   0.44      $   0.52     -15.4%
  Earnings per share, diluted         $   0.44      $   0.52     -15.4%

  Dividends paid                      $   0.20      $   0.19       5.3%

 FINANCIAL RATIOS

  Annualized return on average assets     0.71%         0.85%    -16.5%
  Annualized return on average equity     7.08%         8.79%    -19.5%
  Efficiency ratio                       71.34%        69.03%      3.3%

 AVERAGE BALANCES

  Loans                               $506,471      $501,012       1.1%
  Mortgage-backed securities            87,723        75,620      16.0%
  Investment securities                 36,039        41,957     -14.1%
  Other interest-earning assets            901         3,432     -73.7%
  Total earning assets                 631,134       622,021       1.5%
  Non-earning assets                    35,964        34,613       3.9%
  Total assets                         667,098       656,634       1.6%

  Deposits                             476,021       471,556       0.9%
  FHLB advances                        113,630       114,070      -0.4%
  Total interest bearing liabilities   589,651       585,626       0.7%
  Non-interest bearing liabilities      10,893         7,297      49.3%
  Stockholders' equity                  66,554        63,711       4.5%
  Total liabilities & stockholders'
   equity                             $667,098      $656,634       1.6%

 SPREAD AND MARGIN ANALYSIS

 Average yield on:
  Loans                                   6.47%         6.53%
  Mortgage-backed securities              4.77%         4.57%
  Investment securities                   5.50%         5.25%
  Other interest-earning assets           4.84%         4.97%
 Average cost of:
  Deposits                                2.94%         2.48%
  FHLB advances                           4.23%         3.98%

 Interest rate spread                     2.99%         3.43%
 Net interest margin                      3.20%         3.59%

 NON-INTEREST INCOME DETAIL

  Service fees, charges and other     $    503      $    535      -6.0%
  Bank-owned life insurance                153           126      21.4%
  Gain on sale of loans                     52           152     -65.8%

 NON-INTEREST EXPENSE DETAIL

  Salaries and benefits                  2,598         2,693      -3.5%
  Occupancy                                729           772      -5.6%
  Professional fees                        146           128      14.1%
  Advertising                               --           176    -100.0%
  Other                                    584           601      -2.8%

 TF FINANCIAL CORPORATION
 UNAUDITED FINANCIAL INFORMATION
      (dollars in thousands except per share data)

                                             NINE MONTHS
                                             -----------           INC
                                      9/30/2007     9/30/2006     (DEC)
                                      ---------     ---------
 EARNINGS SUMMARY

  Interest income                     $ 28,348      $ 28,341       0.0%
  Interest expense                      13,422        11,637      15.3%
  Net interest income                   14,926        16,704     -10.6%
  Loan loss provision                        0           150    -100.0%
  Non-interest income                    2,964         2,119      39.9%
  Non-interest expense                  12,915        13,041      -1.0%
  Income taxes                           1,352         1,573     -14.0%
  Net income                          $  3,623      $  4,059     -10.7%

 PER SHARE INFORMATION

  Earnings per share, basic           $   1.32      $   1.50     -12.0%
  Earnings per share, diluted         $   1.32      $   1.49     -11.4%

  Dividends paid                      $   0.60      $   0.57       5.3%

 FINANCIAL RATIOS

  Annualized return on average assets    0.74%         0.82%      -9.8%
  Annualized return on average equity    7.27%         8.63%     -15.8%
  Efficiency ratio                      72.19%        69.84%       3.4%

 AVERAGE BALANCES

  Loans                               $497,565      $503,971      -1.3%
  Mortgage-backed securities            85,018        83,107       2.3%
  Investment securities                 38,227        41,767      -8.5%
  Other interest-earning assets          2,502         1,831      36.6%
  Total earning assets                 623,312       630,676      -1.2%
  Non-earning assets                    34,847        34,489       1.0%
  Total assets                         658,159       665,165      -1.1%

  Deposits                             478,790       466,652       2.6%
  FHLB advances                        105,413       128,381     -17.9%
  Total interest bearing liabilities   584,203       595,033      -1.8%
  Non-interest bearing liabilities       7,293         7,269       0.3%
  Stockholders' equity                  66,663        62,863       6.0%
  Total liabilities & stockholders'
   equity                             $658,159      $665,165      -1.1%

 SPREAD AND MARGIN ANALYSIS

 Average yield on:
  Loans                                   6.47%         6.39%
  Mortgage-backed securities              4.72%         4.57%
  Investment securities                   5.45%         5.26%
  Other interest-earning assets           5.20%         4.75%
 Average cost of:
  Deposits                                2.85%         2.22%
  FHLB advances                           4.13%         4.04%

 Interest rate spread                     3.09%         3.46%
 Net interest margin                      3.28%         3.60%

 NON-INTEREST INCOME DETAIL

  Service fees, charges and other     $  2,341      $  1,606      45.8%
  Bank-owned life insurance                454           374      21.4%
  Gain on sale of loans                    169           190     -11.1%
  Gain (loss) on sales of securities        --           (51)   -100.0%

 NON-INTEREST EXPENSE DETAIL

  Salaries and benefits                  7,946         8,015      -0.9%
  Occupancy                              2,133         2,170      -1.7%
  Professional fees                        503           475       5.9%
  Advertising                              326           528     -38.3%
  Other                                  2,007         1,853       8.3%

 TF FINANCIAL CORPORATION
 FINANCIAL INFORMATION                          AT
      (dollars in thousands except per          --
       share data)                                                 INC
                                                                   ---
                                      9/30/2007    12/31/2006     (DEC)
                                      --------     ---------      ----
                                     (unaudited)
 DEPOSIT INFORMATION

  Non-interest checking               $ 38,089      $ 36,991       3.0%
  Interest checking                     44,777        51,272     -12.7%
  Money market                          73,671        62,914      17.1%
  Savings                              132,243       131,359       0.7%
  CD's, retail                         183,752       183,847      -0.1%
  CD's, broker                               0        11,704    -100.0%

 OTHER INFORMATION

 Per Share
  Book value (a)                      $ 25.03       $  24.28
  Tangible book value (a)             $ 23.44       $  22.68
  Closing market price                $ 27.60       $  31.00

 Balance sheet
  Loans,net                           $511,176      $484,539       5.5%
  Cash and cash equivalents              4,863        12,364     -60.7%
  Mortgage-backed securities            86,730        82,035       5.7%
  Investment securities                 37,169        42,371     -12.3%
  Total assets                         672,793       652,603       3.1%
  Total deposits                       472,532       478,087      -1.2%
  FHLB advances and other              124,272       101,701      22.2%
  Stockholders' equity                  67,880        65,639       3.4%

 Asset Quality
  Non-performing loans                $  2,780      $  2,110      31.8%
  Loan loss reserves                     2,849         2,865      -0.6%
  Reserves to gross loans                 0.55%         0.59%     -6.8%
  Non-performing loans to gross loans     0.54%         0.43%     25.6%
  Non-performing loans to total assets    0.41%         0.32%     28.1%
  Foreclosed property                       --            --       0.0%
  Foreclosed property to total assets     0.00%         0.00%      0.0%
  Non-performing assets to total assets   0.41%         0.32%     28.1%

 Statistical
  Shares outstanding (000's) (a)         2,712         2,703
  Number of branch offices                  15            15
  Full time equivalent employees           197           189

  (a)Excludes 163,000 and 171,000 unallocated employee stock ownership plan shares at September 30, 2007 and December 31,
     2006, respectively.

CONTACT:  TF Financial Corporation
          Dennis R. Stewart, EVP/CFO
          (215) 579-4000